UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On September 21, 2022, Coty Inc. (the “Company,” “we,” “us” and “our”) filed its Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) and the related Proxy Card (the “Proxy Card”) for the Company’s 2022 Annual Meeting of Stockholders with the Securities and Exchange Commission (the “SEC”). The Proxy Statement was filed in connection with the Company’s 2022 Annual Meeting of Stockholders to be held on November 3, 2022 ( the “Annual Meeting”). This supplement to the Proxy Statement and Proxy Card (the “Proxy Statement Supplement”) is being filed to correct the Security Ownership of Certain Beneficial Owners and Management table. This table inadvertently omitted certain shares of stock beneficially owned by a director when originally filed with the SEC and this filing corrects this omission. Other than the correction to the Security Ownership of Certain Beneficial Owners and Management table, no other changes have been made to the Proxy Statement or the Proxy Card and they continue to be in full force and effect as originally filed and continue to seek the vote of Company stockholders for all proposals to be voted on at the Annual Meeting. Capitalized terms used but not otherwise defined in this Proxy Statement Supplement have the meanings ascribed to them in the Proxy Statement. This supplement should be read together with the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table shows the number of shares of our Class A Common Stock beneficially owned as of September 9, 2022, by (i) each person who is known by us to own beneficially more than 5% of our Class A Common Stock, (ii) each current member of our Board of Directors and Director nominees, (iii) each named executive officer, as identified below, and (iv) all current directors on our Board, nominees and executive officers, as a group. A person is a “beneficial owner” of a security if that person has or shares voting or investment power over the security or if that person has the right to acquire sole or shared voting or investment power over the security within 60 days. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed.
    Applicable percentage ownership is based on 849,112,303 outstanding shares of Class A Common Stock as of September 9, 2022. Accordingly, percentage ownership amounts do not assume the conversion of any outstanding shares of Series B Preferred Stock held by HFS Holdings S.à r.l., and the computations and share amounts used herein do not give effect to any accretion on the Series B Preferred Stock after September 9, 2022.
    In computing the number of shares of Class A Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of Class A Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of September 9, 2022 and subject to RSUs that are vested but not settled or that are going to vest and are expected to settle within 60 days of September 9, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Class A Common Stock Beneficially Owned (September 9, 2022)
Name of Beneficial Owner	Shares(1)		%
Cottage Holdco B.V./JAB Cosmetics B.V.	453,853,684	(2)	54(3)
Sue Nabi	20,304,786		2.4(3)
Laurent Mercier	194,258		*
Kristin Blazewicz	545,601		*
Anna von Bayern	660,597		*
Gordon von Bretten	550,114		*
Maria Asuncion Aramburuzabala Larregui	925,000		*
Beatrice Ballini	7,000		*
Joachim Creus	—		*
Olivier Goudet	739,129	(5)	*
Peter Harf	12,344,548	(4)(5)	1.5(3)
Johannes Huth	1,000,000		*
Anna Adeola Makanju	—		*
Isabelle Parize	36,225		*
Erhard Schoewel	411,473		*
Robert Singer	381,482		*
All current Directors, Nominees and current Executive Officers as a Group (17 persons)	38,235,503	(4)(5)	4.5(3)

*	Less than one percent
(1)	Includes RSUs that are vested but not settled or that will vest and are expected to settle within 60 days of September 9, 2022 (excluding the impact of any net settlement to cover taxes). The RSUs issued to the non-employee directors as compensation, and shown in footnote 3 to the Non-Employee Directors Compensation for Fiscal Year 2022 table above, represent the right to receive shares of Class A Common Stock after termination of service as a member of the Board and thus may be deemed to be beneficially owned by such non-employee directors. These shares are not included in the “Shares” column.
(2)
Based solely on a Schedule 13G filed with the SEC on October 29, 2021. Cottage Holdco B.V., a private limited liability company organized under the laws of the Netherlands, and a wholly owned subsidiary of JAB Cosmetics B.V., a private limited liability company organized under the laws of the Netherlands, has voting power and dispositive power over these shares. JAB Cosmetics B.V., a direct subsidiary of JAB Holdings B.V. and an indirect subsidiary of Lucresca SE (“Lucresca”), Agnaten SE (“Agnaten”), each of which is a company with its registered seat in Austria, and JAB Holdings B.V., a Netherlands corporation, Lucresca and Agnaten indirectly have shared voting and investment control over the shares held by Cottage Holdco B.V. Lucresca and Agnaten are each controlled by Renate Reimann-Haas, Wolfgang Reimann, Stefan Reimann-Andersen and Matthias Reimann-Andersen, who with Peter Harf and Olivier Goudet exercise voting and investment authority over the shares held by JAB Cosmetics B.V. Lucresca, Agnaten, JAB Cosmetics B.V. and JAB Holdings B.V. disclaim the existence of a “group” and disclaim beneficial ownership of these securities except to the extent of a pecuniary interest therein. The address of Lucresca and Agnaten is 4 Rue Jean Monnet, L-2180 Luxembourg, Luxembourg and the address of Cottage Holdco B.V., JAB Cosmetics B.V. and JAB Holdings B.V. is Piet Heinkade 55 1019 GM Amsterdam, the Netherlands.

(3)
HFS Holdings S.à r.l, which is beneficially owned by Peter Harf, beneficially owns all of the outstanding shares of Series B Convertible Preferred Stock as of the date of this filing.
Assuming the full conversion of the outstanding shares of Series B Convertible Preferred Stock held by HFS Holdings S.à r.l,, and no other changes in capitalization, the beneficial ownership percentage of Class A Common Stock and related voting power would be approximately:
•Cottage Holdco B.V./JAB Cosmetics: 52%;
•Peter Harf/HFS Holdings: 4.1%
•Sue Nabi: 2.3%
•All current Directors, Nominees and current Executive Officers: 4.4%

(4)	Each of Messrs. Creus, Harf and Goudet disclaim beneficial ownership in any shares held by Cottage Holdco B.V. and JAB Cosmetics B.V. except to the extent of a pecuniary interest therein.
(5)
As a result of the beneficial ownership by HFS Holdings S.à r.l (which is beneficially owned by Peter Harf), of 146,047 shares of Series B Preferred Stock, Peter Harf may be deemed to beneficially own an additional 23,813,005 shares of Class A Common Stock (assuming full conversion of the shares of Series B Preferred Stock held by HFS Holdings S.à r.l based on the liquidation preference and dividends accrued through September 9, 2022).